UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
January 27, 2014

United States Steel Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
(Address of principal executive offices)	(Zip Code)

412 433-1121
(Registrant's telephone number,
including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)
On January 27, 2014, the Compensation & Organization Committee of the Board of Directors amended the Administrative Regulations for the Executive Management Annual Incentive Compensation Program (the “Program”) under the United States Steel Corporation 2010 Annual Incentive Compensation Plan, which was approved by shareholders on April 27, 2010. In general, the regulations were amended to reflect revisions to the Program for the 2014 performance period. As amended, an Award Pool will be established and funded contingent upon the attainment of the shareholder approved goal of Shipment Tons. The amended Program also provides for the establishment of other performance measures and goals, including those based on income and cash flow that are applicable if the Award Pool is funded. The Program continues to provide for the calculation of individual awards based upon pre‑established individual incentive targets and the degree of performance attained, and the Compensation & Organization Committee’s ability to exercise downward discretion with respect to individual awards. A copy of the amended Program is filed herewith as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

10.1	Administrative Regulations for the Executive Management Annual Incentive Compensation Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By	/s/ Gregory A. Zovko
Gregory A. Zovko
Vice President & Controller

Dated:    January 31, 2014